Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	David M. Findlay
Executive Vice President-
Administration and
Chief Financial Officer
(574) 267-9197

LAKE CITY BANK REPORTS PERFORMANCE

Loan Growth Continues at Record Pace

Warsaw, Indiana (October 16, 2006) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported quarterly net income of $4.7 million for the third quarter of 2006. Net income increased 5% over the $4.5 million reported for the third quarter of 2005. Diluted net income per share for the quarter was $0.38 versus $0.37 for the comparable period of 2005. Net income for the nine months ended September 30, 2006 was a record $14.2 million, an increase of 9%, versus $13.0 million for the nine months ended September 30, 2005. Diluted net income per common share was $1.15 for the nine months ended September 30, 2006, versus $1.06 for the nine months ended September 30, 2005.

The Company also announced that the Board of Directors approved a cash dividend for the third quarter of $0.125 per share, payable on November 6, 2006 to shareholders of record as of October 25, 2006. The quarterly dividend represents a 9% increase over the quarterly dividends paid in 2005.

Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, “As our financial results demonstrate, we have continued to experience further franchise penetration throughout Northern Indiana. Lake City Bank’s income performance has been a result of this ongoing market-share expansion, which has contributed to outstanding loan and fee income growth. It is also a result of diligent expense control in a challenging interest rate environment for the industry.”

Average total loans for the third quarter of 2006 were $1.289 billion versus $1.116 billion during the third quarter of 2005, an increase of 16%. Total loans as of September 30, 2006 were $1.331 billion, an increase of $54.9 million, versus $1.276 billion as of June 30, 2006. Total loans as of September 30, 2005 were $1.145 billion.

Kubacki observed, “With $55 million of loan growth during the third quarter and $132 million for the first nine months of the year, it is clear that our style of community-driven banking is creating mutual opportunities for both our clients and the Bank. This 11% increase in our loan portfolio in 2006 is reflective of our commitment to the northern Indiana marketplace and our success in winning new banking relationships.”

Kubacki observed, “We have continued to benefit from healthy fee growth during the year, with noninterest income up 10% this year versus the same period in 2005. For the quarter, we experienced an 8% increase versus the third quarter of 2005. Our strategy, which emphasizes aggressive and effective cross selling of fee-based services, is clearly producing results. Increases in the Wealth Advisory and Investment divisions continue to pace this great revenue expansion.”

Kubacki further commented, “The challenging interest rate environment has impacted our net interest margin. We’ve worked hard to maintain our margin while at the same time providing competitive loan and deposit pricing to our clients. While the margin environment has impacted earnings power, our ability to maintain fee growth while at the same time tightly managing our expense structure has been critical to our record income performance thus far in 2006.”

Lakeland Financial’s allowance for loan losses as of September 30, 2006 was $14.3 million, compared to $13.8 million as of June 30, 2006 and $12.2 million as of September 30, 2005. Non-performing assets totaled $15.5 million as of September 30, 2006 versus $6.7 million as of June 30, 2006 and $7.8 million on September 30, 2005. The ratio of non-performing assets to loans was 1.17% on September 30, 2006 compared to 0.52% at June 30, 2006 and 0.68% at September 30, 2005. The increase in non-performing assets resulted from the addition of a single borrowing relationship with aggregate loans totaling $9.0 million. The borrower is engaged in real estate development in Northern Indiana. Borrower collateral, including real estate, and personal guarantees of its principals support this credit, although there can be no assurances that full repayment of the loans will result. Net charge offs totaled $14,000 in the third quarter of 2006, versus $81,000 during the second quarter of 2006, and $159,000 in the third quarter of 2005.

For the three months ended September 30, 2006, Lakeland Financial’s average equity to average assets ratio was 7.18% compared to 7.07% for the second quarter of 2006 and 7.21% for the third quarter of 2005. Average stockholders' equity for the quarter ended September 30, 2006 was $123.4 million versus $119.4 million for the second quarter of 2006 and $110.1 million for the third quarter of 2005. Average total deposits were $1.426 billion for the third quarter of 2006, versus $1.382 billion for the second quarter of 2006 and $1.193 billion for the third quarter of 2005.

Lakeland Financial Corporation is a $1.8 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful in understanding Lakeland Financial’s financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common stockholders’ equity” with intangible assets excluded.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, Citadel Derivatives Group, LLC, Citigroup Global Market Holdings, Inc., E*Trade Capital Markets LLC, FTN Midwest Securities Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Lehman Brothers Inc., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K..

LAKELAND FINANCIAL CORPORATION

THIRD QUARTER 2006 FINANCIAL HIGHLIGHTS

(Unaudited – Dollars in thousands except share and Per Share Data)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2006	2006	2005	2006	2005
END OF PERIOD BALANCES
Assets	$ 1,799,666	$ 1,727,561	$ 1,557,713	$ 1,799,666	$ 1,557,713
Deposits	1,533,877	1,408,080	1,250,970	1,533,877	1,250,970
Loans	1,331,185	1,276,310	1,145,366	1,331,185	1,145,366
Allowance for Loan Losses	14,288	13,792	12,233	14,288	12,233
Common Stockholders’ Equity	126,987	120,344	110,471	126,987	110,471
Intangible Assets	5,108	5,202	5,522	5,108	5,522
Tangible Equity	121,879	115,142	104,949	121,879	104,949

AVERAGE BALANCES
Total Assets	$ 1,718,276	$ 1,688,679	$ 1,525,945	$ 1,676,233	$ 1,470,119
Earning Assets	1,594,533	1,567,698	1,413,814	1,555,867	1,358,108
Investments	292,938	292,305	287,968	292,298	286,866
Loans	1,289,394	1,252,919	1,115,866	1,249,693	1,062,643
Total Deposits	1,426,355	1,382,497	1,192,656	1,361,868	1,144,299
Interest Bearing Deposits	1,206,566	1,159,398	975,661	1,141,943	925,373
Interest Bearing Liabilities	1,360,792	1,333,186	1,188,964	1,323,349	1,134,712
Common Stockholders’ Equity	123,367	119,400	110,060	119,618	106,785

INCOME STATEMENT DATA
Net Interest Income	$ 12,995	$ 13,009	$ 12,534	$ 38,817	$ 36,889
Net Interest Income-Fully Tax Equivalent	13,256	13,294	12,832	39,648	37,780
Provision for Loan Losses	510	639	659	1,602	1,779
Noninterest Income	4,743	4,794	4,380	13,982	12,717
Noninterest Expense	9,937	9,854	9,355	29,541	28,016
Net Income	4,730	4,782	4,522	14,162	12,981

PER SHARE DATA
Basic Net Income Per Common Share	$ 0.39	$ 0.40	$ 0.38	$ 1.17	$ 1.09
Diluted Net Income Per Common Share	0.38	0.39	0.37	1.15	1.06
Cash Dividends Declared Per Common Share	0.125	0.125	0.115	0.25(1)	0.35
Book Value Per Common Share (equity per share issued)	10.50	9.96	9.23	10.50	9.23
Market Value – High	24.97	24.29	21.94	24.97	21.94
Market Value – Low	21.84	20.47	19.30	19.90	17.50
Basic Weighted Average Common Shares Outstanding	12,084,244	12,065,143	11,957,730	12,054,663	11,913,014
Diluted Weighted Average Common Shares Outstanding	12,388,372	12,365,933	12,309,554	12,366,453	12,279,174

KEY RATIOS
Return on Average Assets	1.09%	1.14%	1.18%	1.13%	1.18%
Return on Average Common Stockholders’ Equity	15.21	16.06	16.30	15.83	16.25
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	56.02	55.35	55.31	55.95	56.48
Average Equity to Average Assets	7.18	7.07	7.21	7.14	7.26
Net Interest Margin	3.30	3.40	3.59	3.40	3.72
Net Charge Offs to Average Loans	0.00	0.03	0.05	0.01	0.04
Loan Loss Reserve to Loans	1.07	1.08	1.07	1.07	1.07
Nonperforming Assets to Loans	1.17	0.52	0.68	1.17	0.68
Tier 1 Leverage	8.93	8.87	8.96	8.93	8.96
Tier 1 Risk-Based Capital	10.72	10.90	10.93	10.72	10.93
Total Capital	11.73	11.90	11.91	11.73	11.91

ASSET QUALITY
Loans Past Due 90 Days or More	$ 105	$ 46	$ 218	$ 105	$ 218
Non-accrual Loans	15,308	6,614	7,600	15,308	7,600
Net Charge Offs/(Recoveries)	14	81	159	86	299
Other Real Estate Owned	71	0	0	71	0
Other Nonperforming Assets	43	0	12	43	12
Total Nonperforming Assets	15,527	6,660	7,830	15,527	7,830

(1) Cash dividend of $0.125 declared on April 11, 2006, July 11, 2006 and October 10, 2006

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

As of September 30, 2006 and December 31, 2005

(in thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Cash and due from banks	$ 73,774	$ 77,387
Short-term investments	30,390	5,292
Total cash and cash equivalents	104,164	82,679

Securities available for sale (carried at fair value)	299,520	290,935
Real estate mortgages held for sale	1,422	960

Loans, net of allowance for loan losses of $14,288 and $12,774	1,316,897	1,185,956

Land, premises and equipment, net	25,136	24,563
Bank owned life insurance	20,337	19,654
Accrued income receivable	8,245	7,416
Goodwill	4,970	4,970
Other intangible assets	877	1,034
Other assets	18,098	16,446
Total assets	$ 1,799,666	$ 1,634,613

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 245,420	$ 247,605
Interest bearing deposits	1,288,457	1,018,640
Total deposits	1,533,877	1,266,245

Short-term borrowings
Federal funds purchased	0	43,000
Securities sold under agreements to repurchase	93,992	91,071
U.S. Treasury demand notes	1,820	2,471
Other short-term borrowings	0	75,000
Total short-term borrowings	95,812	211,542

Accrued expenses payable	11,522	10,423
Other liabilities	495	2,095
Long-term borrowings	45	46
Subordinated debentures	30,928	30,928
Total liabilities	1,672,679	1,521,279

STOCKHOLDERS' EQUITY
Common stock: 180,000,000 shares authorized, no par value
12,097,378 shares issued and 12,011,019 outstanding as of September 30, 2006
11,972,108 shares issued and 11,894,684 outstanding as of December 31, 2005	1,453	1,453
Additional paid-in capital	16,169	14,287
Retained earnings	113,471	102,327
Accumulated other comprehensive loss	(2,988)	(3,814)
Treasury stock, at cost (2006 - 86,359 shares, 2005 - 77,424 shares)	(1,118)	(919)
Total stockholders' equity	126,987	113,334
Total liabilities and stockholders' equity	$ 1,799,666	$ 1,634,613

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months and Nine Months Ended September 30, 2006 and 2005

(in thousands except for share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 23,936	$ 17,894	$ 66,968	$ 48,561
Tax exempt	74	47	206	132
Interest and dividends on securities
Taxable	2,463	2,313	7,461	6,949
Tax exempt	591	585	1,793	1,759
Interest on short-term investments	157	83	504	184
Total interest income	27,221	20,922	76,932	57,585

Interest on deposits	12,398	6,609	31,875	16,139
Interest on borrowings
Short-term	1,167	1,207	4,363	2,950
Long-term	661	572	1,877	1,607
Total interest expense	14,226	8,388	38,115	20,696

NET INTEREST INCOME	12,995	12,534	38,817	36,889

Provision for loan losses	510	659	1,602	1,779

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	12,485	11,875	37,215	35,110

NONINTEREST INCOME
Wealth advisory and investment brokerage fees	952	742	2,864	2,261
Service charges on deposit accounts	1,983	1,860	5,668	5,112
Loan, insurance and service fees	548	480	1,746	1,442
Merchant card fee income	661	692	1,809	1,857
Other income	476	331	1,496	1,319
Net gains on sales of real estate mortgages held for sale	137	275	467	726
Net securities gains (losses)	(14)	0	(68)	0
Total noninterest income	4,743	4,380	13,982	12,717

NONINTEREST EXPENSE
Salaries and employee benefits	5,595	5,051	16,609	15,224
Net occupancy expense	680	728	1,901	2,059
Equipment costs	430	468	1,345	1,476
Data processing fees and supplies	611	586	1,754	1,715
Credit card interchange	465	442	1,211	1,158
Other expense	2,156	2,080	6,721	6,384
Total noninterest expense	9,937	9,355	29,541	28,016

INCOME BEFORE INCOME TAX EXPENSE	7,291	6,900	21,656	19,811
Income tax expense	2,561	2,378	7,494	6,830
NET INCOME	$ 4,730	$ 4,522	$ 14,162	$ 12,981
BASIC WEIGHTED AVERAGE COMMON SHARES	12,084,244	11,957,730	12,054,663	11,913,014
BASIC EARNINGS PER COMMON SHARE	$ 0.39	$ 0.38	$ 1.17	$ 1.09
DILUTED WEIGHTED AVERAGE COMMON SHARES	12,388,372	12,309,552	12,366,453	12,279,174
DILUTED EARNINGS PER COMMON SHARE	$ 0.38	$ 0.37	$ 1.15	$ 1.06